Exhibit 5.7

December 22, 2017

Agnico Eagle Mines Limited

British Columbia Securities Commission

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

The Manitoba Securities Commission

Ontario Securities Commission

Autorité des marchés financiers

Nova Scotia Securities Commission

Financial and Consumer Services Commission, New Brunswick

The Office of the Superintendent of Securities, Prince Edward Island

Office of the Superintendent of Securities, Newfoundland and Labrador

Office of the Yukon Superintendent of Securities

Nunavut Securities Office

Office of the Superintendent of Securities, Northwest Territories

United States Securities and Exchange Commission

Agnico Eagle Mines Limited (the “Company”)

Reference is made to the (final) short form base shelf prospectus of the Company dated December 22, 2017 (as may be amended or supplemented from time to time in the future, the “Prospectus”), which Prospectus is included in the Company’s Registration Statement on Form F-10 (File No. 333-221636) (as filed with the United States Securities and Exchange Commission on November 17, 2017 as may be amended from time to time, including by way of post-effective amendment, the “Registration Statement”).

I have been named as a “qualified person” under Canadian Securities Administrators National Instrument 43-101 who has approved scientific and technical information contained in the Prospectus and in the Registration Statement (the “Technical Disclosure”).

I hereby consent to the use of my name in the Prospectus and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference to, the Technical Disclosure.  I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are (i) derived from the Technical Disclosure, or (ii) within my knowledge as a result of the services performed by me in connection with the Technical Disclosure.

Yours very truly,

/s/ Paul Cousin
Paul Cousin, P.Eng.